Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated balance sheet and statements of operations give effect to the purchase transaction pursuant to a Merger Agreement dated April 29, 2004 by and among infoUSA Inc. (“infoUSA”), OneSource Information Services, Inc. (“OneSource”) and OSIS Acquisition Corp. The purchase transaction was completed on June 9, 2004. This business combination is accounted for using the purchase method of accounting.

Pro forma adjustments and the assumptions on which they are based are described in the accompanying footnotes to the pro forma consolidated financial statements. The accompanying unaudited pro forma consolidated balance sheet as of March 31, 2004 contains those pro forma adjustments necessary to reflect the business combination as if it was consummated on that date. The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 contain those pro forma adjustments necessary to reflect the business combination as if it was consummated on January 1, 2003. The unaudited pro forma consolidated financial statements are based upon the historical financial statements of infoUSA and OneSource and should be read in conjunction with those financial statements and notes thereto appearing in infoUSA’s Form 10-K for the year ended December 31, 2003 and Form 10-Q for the interim financial statements as of March 31, 2004 and OneSource’s annual financial statements for the year ended December 31, 2003 and interim financial statements as of March 31, 2004 included herein. The unaudited pro forma consolidated financial data have been prepared for informational purposes only. The unaudited pro forma consolidated financial data do not purport to be indicative of the results which would have actually been attained had the business combination been consummated on the dates indicated or of the results which may be expected to occur in the future.

July 30, 2004

infoUSA INC.

infoUSA Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2004
(amounts in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	infoUSA Inc.	OneSource	Adjustments	Notes	Combined
	ASSETS
Current assets:
Cash and cash equivalents	$44,894	$25,265	$(24,380)	A, B	$45,779
Marketable securities	3,446	—	(885)	B	2,561
Trade accounts receivable, net	36,365	7,642	—		44,007
List brokerage trade accounts receivable	10,920	—	—		10,920
Prepaid expenses	4,988	4,418	(1,350)	C	8,056
Deferred marketing costs	3,833	—	—		3,833

Total current assets	104,446	37,325	(26,615)		115,156

Property and equipment, net	40,622	5,038	—		45,660
Intangible assets, net	250,271	9,093	95,255	D	354,619
Deferred income taxes	—	1,480	—		1,480
Other assets	5,939	1,806	—		7,745

	$401,278	$54,742	$68,640		$524,660

	LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$52,264	$1,046	$18,954	E, A	$72,264
Accounts payable	12,361	1,033	—		13,394
List brokerage trade accounts payable	7,642	—	—		7,642
Accrued payroll expenses	12,924	1,602	—		14,526
Accrued expenses	3,398	4,195	—		7,593
Income taxes payable	2,545	—	—		2,545
Deferred income taxes	3,098	692	—		3,790
Deferred revenue	24,328	26,111	(11,489)	F	38,950

Total current liabilities	118,560	34,679	7,465		160,704

Long-term debt, net of current portion	121,221	1,266	67,546	E,A	190,033
Deferred income taxes	8,124	—	12,426	G	20,550
Other liabilities	1,397	—	—		1,397
Stockholders’ equity:
Common stock	132	133	(133)	H	132
Paid-in capital	100,768	36,767	(36,767)	H	100,768
Retained earnings (accumulated deficit)	56,305	(6,983)	6,983	H	56,305
Treasury stock	(3,008)	(12,183)	12,183	H	(3,008)
Notes receivable from officers	(329)	—	—		(329)
Accumulated other comprehensive income (loss)	(1,892)	1,063	(1,063)	H	(1,892)

Total stockholders’ equity	151,976	18,797	(18,797)		151,976

	$401,278	$54,742	$68,640		$524,660

See accompanying notes to pro forma financial statements

infoUSA Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2003
(amounts in thousands, except per share amounts)

	Historical	Historical	Pro Forma		Pro Forma
	infoUSA	OneSource	Adjustments	Notes	Combined
Net sales	$311,345	$57,284	$(13,313)	I	$355,316
Costs and expenses:
Database and production costs	87,074	26,901	—		113,975
Selling, general and administrative	144,068	23,283	(1,644)	J	165,707
Depreciation and amortization	27,849	3,388	5,169	K	36,406
Non-cash stock compensation	219	—	—		219
Restructuring charges	1,861	—	—		1,861
Provision for litigation settlement	1,667	—	—		1,667
Acquisition costs	57	—	—		57

Total costs and expenses	262,795	53,572	3,525		319,892

Operating income (loss)	48,550	3,712	(16,838)		35,424
Other income (expense):
Investment income	1,149	446	—		1,595
Other charges	(6,385)	—	—		(6,385)
Interest expense	(11,547)	(83)	(4,949)	L	(16,579)

Income (loss) before income taxes	31,767	4,075	(21,787)		14,055
Income taxes	12,072	1,528	(8,279)	M	5,321

Net income (loss)	$19,695	$2,547	$(13,508)		$8,734

Basic earnings (loss) per share:
Net income (loss)	$0.38				$0.17

Average shares outstanding	51,576				51,576

Diluted earnings (loss) per share:
Net income (loss)	$0.38				$0.17

Average shares outstanding	51,714				51,714

See accompanying notes to pro forma financial statements

infoUSA Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2004
(amounts in thousands, except per share amounts)

	Historical	Historical	Pro Forma		Pro Forma
	infoUSA	OneSource	Adjustments	Notes	Combined
Net sales	$80,811	$14,339	$—		$95,150
Costs and expenses:
Database and production costs	23,861	6,846	—		30,707
Selling, general and administrative	40,179	7,097	—		47,276
Depreciation and amortization	6,760	798	1,293	N	8,851
Non-cash stock compensation	182	—	—		182
Restructuring charges	615	—	—		615
Acquisition costs	3	—	—		3

Total costs and expenses	71,600	14,741	1,293		87,634

Operating income (loss)	9,211	(402)	(1,293)		7,516
Other income (expense):
Investment income	201	160	—		361
Other charges	(144)	—	—		(144)
Interest expense	(2,214)	(39)	(1,206)	O	(3,459)

Income (loss) before income taxes	7,054	(281)	(2,499)		4,274
Income taxes	2,681	(99)	(950)	P	1,632

Net income (loss)	$4,373	$(182)	$(1,549)		$2,642

Basic earnings (loss) per share:
Net income (loss)	$0.08				$0.05

Average shares outstanding	52,338				52,338

Diluted earnings (loss) per share:
Net income (loss)	$0.08				$0.05

Average shares outstanding	52,955				52,955

See accompanying notes to pro forma financial statements

Notes to Unaudited Pro Forma Consolidated Financial Statements
(Amounts in thousands)

(1) BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet reflects the historical financial position of infoUSA Inc. and subsidiaries (“infoUSA”) and OneSource Information Services, Inc. and subsidiaries (“OneSource”) at March 31, 2004, with pro forma adjustments as if the business combination had taken place on March 31, 2004. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 reflect the historical results of operations of infoUSA and OneSource, with pro forma adjustments based on the assumption the business combination was effective January 1, 2003.

(2) DESCRIPTION OF TRANSACTION

On June 9, 2004, OneSource merged with OSIS Acquisition Corp., a wholly owned subsidiary of infoUSA. Consideration for the merger was $111,765 in cash, comprised of $2,254 of financing costs, $4,005 of acquisition-related costs and $105,506 for the outstanding common stock of OneSource. The acquisition was funded through an amended credit facility. The acquisition is accounted for using the purchase method of accounting. The aggregate purchase price of the acquisition has been preliminarily allocated based upon management’s best estimate of the fair value of identifiable assets and liabilities of OneSource at the date of acquisition as follows:

Item	Value	Amortization Life
Current assets	$33,663
Property and equipment, net	5,038
Long-term assets	3,286
Goodwill	69,584
Deferred financing costs	2,254	6 years
Developed technology	8,953	5 years
CorpTech database	2,591	3 years
Customer List – browser	15,965	6 years
Customer List – CorpTech	562	4 years
Trademark and Tradename	4,439	20 years
Current liabilities	(7,522)
Deferred revenue	(14,622)
Deferred tax liability	(12,426)

Total	$111,765

(3) PRO FORMA ADJUSTMENTS TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments to Financial Statements

A summary of pro forma adjustments required to give effect to the acquisition of OneSource as of December 31, 2003 are as follows (dollars in 000’s):

Pro Forma Consolidated Balance Sheet – March 31, 2004:

A.	Cash and cash equivalents — An entry of $24,380 has been made to record the payment in full of OneSource debt outstanding as of the acquisition date of $2,312, receipt of debt proceeds to execute the transaction of $111,765, aggregate consideration paid for OneSource including acquisition and financing costs of $111,765, the conversion of marketable securities held in OneSource common stock to cash of $885 (Note B) and repayment of debt using the remaining cash of Onesource of $22,953.

B.	Marketable securities — An entry of $885 has been made to reflect the payment for OneSource common stock held by

infoUSA at the time of acquisition.

C.	Prepaid expenses — An entry has been made for $1,350 to reduce deferred commission costs to the valuation amount.

D.	Goodwill — An entry has been made to record goodwill and other intangible assets totaling $104,348 pursuant to purchase accounting.

E.	Long-term debt — An entry of $86,500 has been made to record the payment in full of OneSource debt outstanding of $2,312 as of the acquisition date, receipt of acquisition debt proceeds of $111,765 to execute the transaction and repayment of debt using the remaining cash of OneSource of $22,953.

F.	Deferred revenue — An entry has been made for $11,489 to reduce deferred revenue to the fair value of the assumed liability for fulfillment of customer obligations plus a normal profit margin at acquisition.

G.	Deferred income taxes – An entry has been made to record deferred income taxes of $12,426 on certain intangibles specifically identified as part of the valuation of acquired assets that are deductible for income tax purposes.

H.	Equity accounts — Entries have been made to eliminate OneSource equity accounts in consolidation.

Pro Forma Consolidated Statement of Operations – Year ended December 31, 2003:

I.	Net sales — An entry has been made to reduce revenue by $13,313 for a valuation of acquired deferred revenue.

J.	Selling, general and administrative costs — An entry has been made for $1,644 to reduce deferred commission costs to the valuation amount.

K.	Depreciation and amortization – An entry has been made for $5,169 to record additional amortization expense of $5,496 associated with the identified intangibles subject to amortization and to eliminate amortization expense previously recorded by Onesource of $327.

L.	Interest expense — An entry has been made for $4,949 to record interest expense of $4,573 and amortization of deferred financing costs of $376 associated with the net borrowing used to finance the acquisition of OneSource.

M.	Income taxes — An entry has been made for $8,279 to record income taxes using an effective income tax rate of 38% for the effects of the previous entries described.

Pro Forma Consolidated Statement of Operations – Three months ended March 31, 2004:

N.	Depreciation and amortization – An entry has been made for $1,293 to record additional amortization expense of $1,374 associated with the identified intangibles subject to amortization and to eliminate amortization expense previously recorded by Onesource of $81.

O.	Interest expense — An entry has been made for $1,206 to record interest expense of $1,112 and amortization of deferred financing costs of $94 associated with the net borrowing used to finance the acquisition of OneSource.

P.	Income taxes — An entry has been made for $950 to record income taxes using an effective income tax rate of 38% for the effects of the previous entries described.